UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2007

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

205 West Maple, Suite 1100
Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Randy Moeder

On April 16, 2007, the Board of Directors of the general partner of Hiland Partners, LP (“Hiland Partners”) accepted the resignation of Randy Moeder as Chief Executive Officer and President and as a director of the general partner of Hiland Partners.  In addition, on April 16, 2007, the Board of Directors of the general partner of Hiland Holdings GP, LP (“Hiland Holdings”) accepted the resignation of Randy Moeder as Chief Executive Officer and President and as a director of the general partner of Hiland Holdings.

Appointment of Harold Hamm as acting Chief Executive Officer

On April 16, 2007, Harold Hamm, age 61, was appointed acting Chief Executive Officer and President of the general partner of Hiland Partners and of the general partner of Hiland Holdings.  Mr. Hamm intends to serve in such capacity until a replacement for Mr. Moeder is elected to such offices.

For a description of Mr. Hamm’s positions and offices with us, his business experience and his other directorships and for a description of certain transactions among us and Mr. Hamm or his affiliates, please read “Item 10. Directors and Executive Officers of the Registrant,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters” and “Item 13. Certain Relationship and Related Transactions” of Hiland Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC, its General Partner

By:	/s/ Ken Maples
	Name:	Ken Maples
	Title:	Chief Financial Officer, Vice President—Finance, Secretary and Director

April 18, 2007